THIS WARRANT HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER, AND, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF U.S. PERSONS (AS SUCH TERMS ARE DEFINED IN REGULATION S UNDER THE ACT), FOR A PERIOD OF ONE (1) YEAR AFTER COMPLETION OF THE OFFERING PURSUANT TO WHICH THIS WARRANT WAS ISSUED (THE "COMPLIANCE PERIOD"), UNLESS SUCH OFFER OR SALE (I) IS MADE IN AN "OFFSHORE TRANSACTION" AND
(B) NOT TO A "U.S. PERSON" (OTHER THAN A "DISTRIBUTOR") (AS SUCH TERMS ARE DEFINED IN REGULATION S) OR (II) IS MADE PURSUANT TO REGISTRATION OR AN APPLICABLE EXEMPTION UNDER THE ACT FROM THE REGISTRATION REQUIREMENTS OF THE ACT. FOLLOWING THE COMPLIANCE PERIOD, SUCH SECURITIES MAY ONLY BE OFFERED OR SOLD PURSUANT TO REGISTRATION UNDER OR AN EXEMPTION OF THE ACT.

BY REQUESTING THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AFTER THE COMPLIANCE PERIOD, THE HOLDER OF THIS CERTIFICATE REPRESENTS, AMONG OTHER THINGS, THAT IF SUCH TRANSFER IS MADE TO A U.S. PERSON, THAT AT THE TIME OF SUCH TRANSFER THE HOLDER IS NOT AN "AFFILIATE" OF THE COMPANY (AS SUCH TERM IS DEFINED IN THE ACT), HAS NOT ENGAGED IN ANY SHORT SALES OR SIMILAR HEDGE TRANSACTIONS WITH RESPECT TO THE COMPANY'S COMMON STOCK DURING THE COMPLIANCE PERIOD AND SUCH TRANSFER IS NOT BEING MADE AS PART OF A PLAN OR SCHEME TO EVADE THE REGISTRATION PROVISIONS OF THE ACT.

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(J) AND 1287(A) OF THE INTERNAL REVENUE CODE OF 1985, AS AMENDED.

                            EXERCISABLE ON OR BEFORE
           5:00 P.M., NEW YORK TIME, [FIVE (5) YEARS FROM GRANT DATE]


No. WR-USAM-__                                                   ______ Warrants


                       U.S. AUTOMOTIVE MANUFACTURING, INC.

                                     WARRANT

This warrant certificate (the "Warrant Certificate") certifies that ___________________________or registered assigns, is the registered holder of warrants to purchase, at any time from the date of issuance hereof (the "Grant Date") until 5:00 P.M. New York City time on __________ ___, 20__ (the "Expiration Date"), up to

________ fully-paid and non-assessable shares, subject to adjustment in accordance with Article 5 hereof (the "Warrant Shares"), of the common stock (the "Common Stock"), par value $.001 par value of U.S. Automotive Manufacturing, Inc., a Delaware corporation with an address at Route 627, Airport Drive, P.O. Box 1426, Tappahonnock, VA 22560 (the "Company"), subject to the terms and conditions set forth herein. The warrants represented by this Warrant Certificate and any warrants resulting from a transfer or subdivision of the warrants represented by this Warrant Certificate shall sometimes hereinafter be referred to, individually, as a "Warrant" and, collectively, as the "Warrants."

     1. Reference to Offering: The Warrants granted hereby are granted in conjunction with redemption by the Company of certain principal amount of its 8% Redeemable Convertible Debentures (the "Debentures") which were outstanding after the "Maximum Conversion Share Allotment" (as such term is defined in that Confidential Offshore Offering Memorandum, dated June 22, 1998 (the "Memorandum")) had been issued by the Company.

     2. Exercise Price/Exercise of Warrants. Each Warrant is initially exercisable to purchase one Warrant Share at an exercise price (the "Exercise Price") equal to either (i) the greater of: (A) $1.00 per Warrant Share or (B) 115% of the average of the closing bid prices of the Common Stock for the five
(5) trading days immediately preceding the Grant Date or (ii) in the event that an exercise price under alternative (i) is determined by Nasdaq to be an issuance below the then current market price within the meaning of NASD Rule 4310(c)(25)(H) (or any successor rule), the Exercise Price shall be equal to the closing bid price of the Common Stock at the date the Debentures were first issued by the Company pursuant to the Memorandum, subject to adjustment as set forth in Article 6 hereof, payable in cash or by certified cashiers or bank check to the order of the Company, or any combination thereof.

     2.1. Cashless Exercise. The Holder may, at the Holder's option, exchange, in whole or in part, the Warrants represented by such Holder's Warrant Certificate (a "Warrant Exchange"), into the number of Shares determined in accordance with this Section 2.1, by surrendering such Warrant Certificate at the principal office of the Company or at the office of its transfer agent, accompanied by a notice stating such Holder's intent to effect such exchange, the number of Warrants to be so exchanged and the date on which the Holder requests that such Warrant Exchange occur (the "Notice of Exchange"). The Warrant Exchange shall take place on the date specified in the Notice of Exchange or, if later, the date the Notice of Exchange is received by the Company (the "Exchange Date"). Certificates for the Warrant Shares issuable upon such Warrant Exchange and, if applicable, a new Warrant Certificate of like tenor representing the Warrants which were subject to the surrendered Warrant Certificate and not included in the Warrant Exchange, shall be issued as of the Exchange Date and delivered to the Holder within five (5) business days following the Exchange Date. In connection with any Warrant Exchange, the Holder shall be entitled to subscribe for and acquire (i) the number of Warrant Shares (rounded to the next highest integer) which would, but for the Warrant Exchange, then be issuable pursuant to the provision of
Section 2 above upon the exercise of the Warrants specified by the Holder in its Notice of Exchange (the "Total Number") less (ii) the number of Warrant Shares equal to the quotient obtained by dividing (a) the product of the Total Number and the existing Exercise Price by (b) the average of the last reported sale prices of the Common Stock for the last five (5) trading days, in either case as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading or as reported in the Nasdaq SmallCap Market, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq SmallCap Market, the closing bid price as furnished by (i) the National Association of Securities Dealers, Inc. through Nasdaq or (ii) a similar organization if Nasdaq is no longer reporting such information.

     3. Issuance of Certificates. Upon the exercise of the Warrants, the issuance of certificates for the Warrant Shares purchased pursuant to such exercise shall be made forthwith without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Article 4 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     The Warrant Certificates and, upon exercise of the Warrants, the certificates representing the Warrant Shares shall be executed on behalf of the Company by the manual or facsimile signature of those officers required to sign such certificates under applicable law.

     This Warrant Certificate and, upon exercise of the Warrants, in part or in whole, certificates representing the Warrant Shares shall bear a legend substantially similar to the following:

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES) OR (iii) OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND APPLICABLE STATE SECURITIES LAWS, SUPPORTED BY AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

     4. Restriction on Transfer of Warrants. The Holder of this Warrant Certificate, by its acceptance thereof, covenants and agrees that the Warrants and the Warrant Shares issuable upon exercise of the Warrants are being acquired as an investment and not with a view to the distribution thereof and that the Warrants and the Warrant Shares may not be transferred unless such securities are either registered under the Act and any applicable state securities law or an exemption from such registration is available. The Holder of this Warrant Certificate acknowledges that the Holder is an "accredited investor" within the meaning of Regulation D promulgated under the Act who has been provided with an opportunity to ask questions of representatives of the Company concerning the Company and that all such questions were answered to the satisfaction of the Holder. In connection with any purchase of Warrant Shares the Holder agrees to execute any documents which may be reasonably required by counsel to the Company to comply with the provisions of the Act and applicable state securities laws.

     5. Registration Rights. The Holders of Warrants shall have, and the Company shall grant to such Holders, with respect to the Warrant Shares (the "Registration Securities"), the following:

     5.1. Demand Registration. (a) Any "Majority Holder" (as such term is defined in Section 5.1(b) hereof) shall have the right, upon one (1) occasion any time after the first anniversary of the Grant Date and prior to the fifth anniversary thereof, to demand (a "Demand Registration Request") that the Company, at its own expense, for the benefit of such Holders, and with respect to the Registrable Securities (i) file with the Securities and Exchange Commission (the "Commission") within sixty (60) days a registration statement covering the issuance by the Company of the Warrant Shares, provided, however, if the Company has had an effective registration statement outstanding within the three month period prior to the Demand Registration Request, the Company shall file within ninety (90) days a registration statement covering the issuance by the Company of the Warrant Shares and (ii) use its reasonable efforts to cause such registration statement to be declared effective under the Act as soon as possible thereafter in order to permit a public offering and sale of such underlying shares and to keep such registration statement in effect for a period of six (6) months or until such time as all of the Warrant Shares have been transferred, whichever is earlier. Notwithstanding the foregoing, in the event the Company has filed a registration statement relating to an underwritten public offering of its securities prior to the exercise of a Demand Registration Request, then the holders agree not to exercise a Demand Registration Request until the earlier of (i) 90 days from the date such registration statement is filed or (ii) the effective date of such registration statement. Also notwithstanding the foregoing, in the event the Company is engaged in a transaction involving a merger or acquisition which requires the filing of financial statements with the Commission, then the holders agree that a Demand Registration Request will not be effective for 75 days following the consummation of such transaction, provided that the Company gives written notice of such transaction to the holders within five (5) business days of the Demand Registration Request.

     (b) The term "Majority Holder" as used in Section 5.1 hereof shall mean any holder or any combination of holders of Registrable Securities, if included in such Holders' Registrable Securities are that aggregate number of shares of Common Stock (including Warrant Shares already issued and Warrant Shares issuable pursuant to the exercise of outstanding Warrants) as would constitute a majority of the aggregate number of shares of Common Stock (including Warrant Shares already issued and Warrant Shares issuable pursuant to the exercise of outstanding Warrants) included in all the Registrable Securities.

     5.2. Piggyback Registration. (a) The Holders of all of the Warrants issued pursuant to the Memorandum are also entitled (a "Piggyback Registration Right") to include the Warrant Shares in any registration statement (other than in connection with a merger or acquisition or on Forms S-4, S-8 or successor forms or an amendment to an existing registration statement) filed prior to the fifth anniversary of the Grant Date with the Commission under the Act relating to a public offering, until a registration statement covering such Warrant Shares is declared effective by the Commission; provided, however, that in the event the registration statement relates to an underwritten public offering, the underwriter may limit the number of Warrant Shares included therein. To exercise its Piggyback Registration Right, the Holder will give written notice of its intention to do so by registered mail ("Notice") at least twenty (20) business days prior to the filing of each such registration statement, to all holders of the Registrable Securities. Upon the written request of such a holder (a "Requesting Holder"), made within five business days after receipt of the Notice, that the Company include any of the Requesting Holder's Registrable Securities in the proposed Registration Statement, the Company shall, as to each such Requesting Holder, use its best efforts to effect the registration under the Act of the Warrant Shares which it has been so requested to register, at the Company's sole cost and expense and at no cost or expense to the Requesting Holders (except as provided in Section 5.4(b) hereof).

     (b) Notwithstanding the provisions of this Section 5.2, the Company shall have the right at any time after it shall have given written notice pursuant to this Section 5.2 (irrespective of whether any written request for inclusion of Registrable Securities shall have already been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.

     5.3. Indemnification.

     (a) The Company shall indemnify and hold harmless the Holder of the Warrant Shares included in a registration statement pursuant hereto, its directors and officers, and each other person or entity, if any, who controls Holder within the meaning of the Act against any losses, claims, damages or liabilities to which such Holder or any such director or officer may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities caused by or arising out of any untrue statement of a material fact contained in any registration statement under which such securities were registered under the Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished or required to be furnished to the Company by such Holder for use in the preparation thereof and provided, further, that the Company shall not be liable to any person or entity to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such person's or entity's failure to send or file a copy of the final prospectus, as the same may be then supplemented or amended, within the time required by the Act to the person or entity asserting the existence of an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of the Registrable Shares to such person or entity if such statement or omission was corrected in such final prospectus or an amendment or supplement thereto; provided, however that the Holder shall be liable under this paragraph for only that amount of losses, claims, damgages, and liabilities as does not exceed the proceeds to such Holder as a result of the sale of Registrable Shares pursuant to such registration, further provided, however, that the foregoing limit on Holder liability shall not apply in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon a statement or alleged statement or omission or alleged omission made in information furnished or required to be furnished to the Company by such Holder for purposes of qualifying for an exemption from the registration requirements under the Act with respect to the offering of securities contemplated in the Memorandum.

     (b) As a condition to including any of the Warrant Shares in any registration statement filed pursuant hereto, the Holder of the Warrant Shares, as a prospective seller of the Warrant Shares hereby agrees to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 5.3) the Company, each director of the Company, each officer, employee or agent of the Company and each other person or entity, if any, which controls the Company within the meaning of the Act, with respect to any statement or alleged statement in, or omission or alleged omission from, such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Holder for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Any such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by Holder.

     5.4. Miscellaneous.

     (a) Notwithstanding anything contained in this Agreement to the contrary, the Company shall not be obligated to register the Warrant Shares under the Act or maintain the effectiveness of any registration statement filed pursuant hereto if it receives an opinion of counsel to the Company that any of the Warrant Shares may be freely traded without registration under the Act, under Rule 144 of the Act or otherwise. Nothing contained in this Agreement shall require the Company to undergo an audit, other than in the ordinary course of business.

     (b) The Company shall pay all costs, fees and expenses (other than underwriting fees, discounts and nonaccountable expense allowance applicable to the Registrable Securities and fees and expenses of counsel retained by the holders of Warrants) in connection with all registration statements filed pursuant to Sections 5.1 and 5.2 hereof including, without limitation, the Company's legal and accounting fees, printing expenses, and blue sky fees and expenses.

     6. Adjustments of Exercise Price and Number of Warrant Shares.

     6.1. Subdivision and Combination. In case the Company shall at any time subdivide or combine the outstanding Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

     6.2. Adjustment in Number of Warrant Shares. Upon each adjustment of the Exercise Price pursuant to the provisions of this Article 6, the number of Warrant Shares issuable upon the exercise of each Warrant shall be adjusted to the nearest full share of Common Stock by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

     6.3. Reclassification, Consolidation, Merger. etc. In case of any reclassification or change of the outstanding Common shares (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding Common Stock, except a change as a result of a subdivision or combination of such shares or a change in nominal value, as aforesaid), or in the case of a sale or conveyance to another corporation of the property of the Company as an entirety, the Holder shall thereafter have the right to purchase the kind and number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as if the Holder were the owner of the Warrant Shares issuable upon exercise of the Warrants immediately prior to any such events at a price equal to the product of (x) the number of Warrant Shares issuable upon exercise of the Warrants and (y) the Exercise Price in effect immediately prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance as if such Holder had exercised the Warrants.

     6.4. Determination of Outstanding Shares. The number of shares of Common Stock at any one time outstanding shall include the aggregate number of shares issued or issuable upon the exercise of outstanding options, rights, warrants and upon the conversion or exchange of outstanding convertible or exchangeable securities.

     6.5 Adjustment to Number of Warrants. In the event that the Exercise Price of the Warrants is determined pursuant to alternative (ii) under Article 2 hereof, the number of Warrants shall be adjusted so that the ratio of the adjusted number of Warrants to the Warrants prior to adjustment pursuant to this
Article 6.5 is equal to the ratio of the Exercise Price pursuant to alternative
(ii) under Article 2 hereof to $1.00. (e.g. if the exercise price pursuant to alternative (ii) under Article 2 is $1.25 then the number of Warrants shall be increased by 25%).

     7. Exchange and Replacement of Warrant Certificates. This Warrant Certificate is exchangeable without expense, upon the surrender hereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Warrant Shares in such denominations as shall be designated by the Holder thereof at the time of such surrender.

     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu thereof.

     8. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of Common Shares and shall not be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of Common Shares.

     9. Reservation of Shares. The Company covenants and agrees that it will at all times reserve and keep available out of its authorized share capital, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock as shall be equal to the number of Warrant Shares issuable upon the exercise of the Warrants, for issuance upon such exercise, and that, upon exercise of the Warrants and payment of the Exercise Price therefor, all Warrant Shares issuable upon such exercise shall be duly and validly issued, fully paid, nonassessable and not subject to the preemptive rights of any shareholder.

     10. Redemption of Warrants. The Warrants are redeemable by the Company, in whole or in part, on not less than thirty (30) days' prior written notice at a redemption price of $.05 per Warrant at any time, provided that the closing bid price of the Common Stock on all fifteen
(15) trading days ending on the day on which the Company gives notice of redemption has been at least 150% of the then effective Exercise Price of the Warrants and only to the extent that the Warrant Shares are transferable either pursuant to an effective registration statement or pursuant to Rule 144 of the Act. The redemption notice shall be mailed to the Holders of the Warrants at the address of such Holders as shown on the books of the Company. Holders of the Warrants will have exercise rights until the close of business on the date fixed for redemption

     11. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

          (a) If to a registered Holder of the Warrants, to the address of such Holder as shown on the books of the Company; or

          (b) If to the Company, to the address first set forth in this Agreement or to such other address as the Company may designate by notice to the Holders.

     12. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company and the Holders inure to the benefit of their respective successors and assigns hereunder.

     13. Governing Law.

     13.1. Choice of Law. This Agreement shall be governed as to validity, interpretation, construction, effect and in all other respects by the laws of the State of Delaware, without regard to its choice of law provisions.

     13.2. Jurisdiction and Venue. The Company and the Holder each (a) agrees that any legal suit, action or proceeding arising out of or relating to this Warrant, or any other agreement entered into between the Company and the Holder pursuant to the Memorandum shall be instituted exclusively in state or Federal courts located in New York County in the State of New York (the "New York Courts") to the exclusion of any other jurisdiction or venue; (b) waives any objection which the Company or such Holder may have now or hereafter may have based upon jurisdiction, forum non conveniens or to the venue of any such suit, action or proceeding, and (c) irrevocably consents to the jurisdiction of the New York Courts in any such suit, action or proceeding.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed, as of the __ day of ________ 19__.


                                      U.S. AUTOMOTIVE MANUFACTURING, INC.


                                      By: _______________________________
                                          Name:
                                          Title:

                         [FORM OF ELECTION TO PURCHASE]


     The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase ________ Warrant Shares and herewith tenders in payment for such Warrant Shares cash or a bank or cashier's check payable to the order of "U.S. Automotive Manufacturing, Inc." in the amount of $_________, all in accordance with the terms hereof. The undersigned requests that a certificate for such Warrant Shares be registered in the name of ______________________, whose address is __________________________________, and that such certificate be delivered to __________________, whose address is
__________________________________________________.


Dated:                                          Signature:

                                                ______________________________
                                                (Signature must conform in all
                                                respects to name of holder as
                                                specified on the face of the
                                                Warrant Certificate.)


                                                ______________________________

                                                ______________________________
                                                (Insert Social Security or Other
                                                Identifying Number of Holder)

                              [FORM OF ASSIGNMENT]

             (To be executed by the registered holder if such holder
                  desires to transfer the Warrant Certificate.)


     FOR VALUE RECEIVED __________________________ hereby sells, assigns and transfers unto:
________________________________________________________________________________
(Please print name and address of transferee) this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _____________________, Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

Dated:                                         Signature:

                                               _________________________________
                                               (Signature must conform in all
                                               respects to name of holder as
                                               specified on the face of the
                                               Warrant Certificate)


                                               _________________________________

                                               _________________________________
                                               (Insert Social Security or Other
                                               Identifying Number of Assignee)